Exhibit 99.1

Cyanotech Corporation Reports Fourth Quarter and Fiscal Year-End 2004 Financial Results; Company Reports Net Income of $399,000 for the
Fiscal Year Ended March 31, 2004

    KAILUA KONA, Hawaii--(BUSINESS WIRE)--May 11, 2004--Cyanotech
Corporation (Nasdaq:CYAN), a world leader in producing high-value natural products from microalgae, today announced financial results for the fourth quarter and fiscal year ended March 31, 2004.

    Financial Results -- Fiscal 2004

    For the 12 months ended March 31, 2004 (Fiscal 2004), the Company reported net income of $399,000, or $0.02 per diluted share, contrasting with the net loss of $1,775,000, or ($0.10) per diluted share reported for the prior fiscal year. Net sales for fiscal 2004 were $11,582,000, an increase of 29% from the prior fiscal year's sales of $8,951,000. Foreign sales accounted for 53% of total sales for fiscal 2004, compared to 54% reported for fiscal 2003. The growth in revenues resulted from increased bulk sales of the Company's natural astaxanthin products: NatuRose(R) and BioAstin(R).
    For fiscal 2004, gross profit was $3,940,000, compared to $2,895,000 reported for fiscal 2003. The Company recorded a gross profit margin of 34% for fiscal 2004, up slightly from gross profit margin of 32% reported for fiscal 2003. This improvement in gross profit and gross profit margin was due to increased bulk sales of higher margin NatuRose and BioAstin products and to improvement in product cultivation and processing. During fiscal 2004, operating expenses decreased by 22% to $3,211,000 from the $4,105,000 reported for fiscal 2003. Increased sales and a reduced level of operating expenses resulted in operating income of $729,000 for fiscal 2004, in contrast to the loss from operations of $1,210,000 reported for the prior fiscal year.
    The Company ended fiscal 2004 with working capital of $4,083,000 and cash and cash equivalents of $2,531,000, compared to working capital of $2,352,000, and cash and cash equivalents of $579,000 reported at the beginning of the fiscal year.

    Financial Results -- Fourth Quarter FY 2004

    For the fourth quarter of fiscal 2004, the Company reported net income of $441,000, or $0.02 per diluted share, on sales of $3,290,000, an improvement from net income of $109,000 or $0.01 per diluted share in the third quarter of fiscal 2004 and contrasting with the net loss of $270,000 or ($0.01) per diluted share reported for the comparable prior year period. Net sales for the fourth quarter of fiscal 2004 increased by 9% from $3,024,000 recorded for the third quarter of fiscal 2004 and by 36% from $2,427,000 recorded for the fourth quarter of the prior fiscal year. Foreign sales accounted for 53% of total sales in the fourth quarter of fiscal 2004, compared to 52% reported for the comparable period of fiscal 2003.
    Gross profit for the fourth quarter of fiscal 2004 was $1,191,000, compared to gross profit of $831,000 reported for the comparable period of the prior year. The Company reported gross profit margin of 36% for the fourth quarter of fiscal 2004, down from 39% in the third quarter of fiscal 2004, but up slightly from 34% reported in the fourth quarter of the prior year. The decrease in gross profit margin from the prior quarter reflects the effect of higher bulk sales of lower margin Spirulina products in proportion to total sales. The year-over-year gain resulted from improvement in the Company's cultivation processes and increased bulk sales of higher margin natural astaxanthin products, NatuRose and BioAstin.
    Operating expenses for the fourth quarter of fiscal 2004 decreased to $736,000, or 22% of sales. This is a decrease from both the third quarter of fiscal 2004 ($892,000 or 29% of sales) and the comparable prior year period ($1,053,000 or 43% of sales). The combined effect of increased sales and lower operating expenses resulted in income from operations of $455,000 for the fourth quarter of fiscal 2004, up from $292,000 in the third quarter of fiscal 2004 and contrasting with the loss from operations of $222,000 recorded for the fourth quarter of the prior year period.
    "We are extremely pleased with the Company's profitability for the quarter and year," said Gerald R. Cysewski, Ph.D., Chairman, President and Chief Executive Officer. "Throughout fiscal 2004, our continued focus on marketing and productivity has resulted in sequential sales growth, improved gross margins, increased cash balances and profitability. As we enter fiscal 2005, our recent track record of increasing sales on a sequential quarter basis, managing operating expenses as appropriate for supporting our business initiatives and a substantially improved balance sheet place us in good stead for future growth."

    About Cyanotech

    Cyanotech Corporation, a world leader in microalgal technology, produces high-value natural products from microalgae and is the world's largest commercial producer of natural astaxanthin (pronounced "asta-zan-thin") from microalgae. Products include BioAstin(R) natural astaxanthin, a powerful antioxidant with expanding applications as a human nutraceutical; NatuRose(R) natural astaxanthin for the aquaculture and animal feed industries; Spirulina Pacifica, a nutrient-rich dietary supplement; and phycobiliproteins, which are fluorescent pigments used in the immunological diagnostics market. Spirulina Pacifica and BioAstin are sold directly online through the Company's website, www.nutrex-hawaii.com, as well as through resellers in over 30 countries worldwide. Technical information for the Company's phycobiliproteins products is available at www.phycobiliprotein.com. Corporate data and other product information are available at www.cyanotech.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to, general economic conditions, forecasts of sales in future periods, changes in sales levels to our largest customers, weather patterns, risks associated with the acceptance of new products, competition, foreign exchange fluctuations, government regulation, and other factors more fully detailed in the Company's recent Form 10-Q and annual form 10-K filings with the Securities and Exchange Commission.

    Webcast

    Cyanotech Corporation will hold a conference call on Tuesday, May 11, 2004 at 5:30 p.m. Eastern Time to be broadcast live over the Internet. It can be accessed by all interested parties by linking through the Investor Broadcast Network's VCall website at www.vcall.com or through Cyanotech's website, http://www.cyanotech.com. To access the simultaneous webcast on the Cyanotech site, select the Recent News section from Cyanotech's home page. Click on the announcement entitled, "Cyanotech Announces Financial Results Webcast May 11, 2004." To listen to the live call, please go to either website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call and will be archived for a period of one calendar year.



                         CYANOTECH CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                                     Three Months     Twelve Months
                                         Ended             Ended
                                       March 31,         March 31,
                                   ----------------- -----------------
                                    2004     2003     2004     2003
                                   -------- -------- -------- --------

NET SALES                          $ 3,290  $ 2,427  $11,582  $ 8,951
COST OF PRODUCT SALES                2,099    1,596    7,642    6,056
                                   -------- -------- -------- --------
    Gross profit                     1,191      831    3,940    2,895
                                   -------- -------- -------- --------

OPERATING EXPENSES:
  Research and development              32       33      149      217
  Sales and marketing                  278      450    1,239    1,827
  General and administrative           426      570    1,823    2,061
                                   -------- -------- -------- --------
    Total operating expenses           736    1,053    3,211    4,105
                                   -------- -------- -------- --------

    Income (loss) from operations      455     (222)     729   (1,210)
                                   -------- -------- -------- --------

OTHER INCOME (EXPENSE):
  Interest income                         -      10       13       33
  Interest expense                     (36)     (79)    (286)    (418)
  Other income (expense), net            1       12       18     (189)
                                   -------- -------- -------- --------
    Total other expense                (35)     (57)    (255)    (574)
                                   -------- -------- -------- --------

    Income (loss) before income
     taxes                             420     (279)     474   (1,784)

INCOME TAX BENEFIT (EXPENSE)            21        9      (75)       9
                                   -------- -------- -------- --------
NET INCOME (LOSS)                  $   441  $  (270) $   399  $(1,775)
                                   ======== ======== ======== ========

NET INCOME (LOSS) PER SHARE
  Basic                            $  0.02  $ (0.01) $  0.02  $ (0.10)
                                   ======== ======== ======== ========
  Diluted                          $  0.02  $ (0.01) $  0.02  $ (0.10)
                                   ======== ======== ======== ========

SHARES USED IN CALCULATION OF NET
 INCOME (LOSS) PER SHARE:
  Basic                             20,470   18,317   18,971   17,840
                                   ======== ======== ======== ========
  Diluted                           20,809   18,317   19,111   17,840
                                   ======== ======== ======== ========

COMPREHENSIVE INCOME (LOSS):
  Net income (loss)                $   441  $   270  $   399  $(1,775)
  Other comprehensive income
   (loss)                                5       (9)      33       (1)
                                   -------- -------- -------- --------
                                   $   446  $  (279) $   432  $(1,776)
                                   ======== ======== ======== ========


                         CYANOTECH CORPORATION
                      CONSOLIDATED BALANCE SHEETS
            (Dollars in thousands except per share amounts)
                              (Unaudited)

                                                   March 31, March 31,
                                                     2004      2003
                                                   --------- ---------

ASSETS
Current assets:
  Cash and cash equivalents                        $  2,531  $    579
  Accounts receivable, net                            2,229     1,839
  Refundable income taxes                                11         9
  Inventories                                         1,099     1,400
  Prepaid expenses and other                             37        40
                                                   --------- ---------
    Total current assets                              5,907     3,867

Equipment and leasehold improvements, net            11,844    12,777
Other assets                                            606       838
                                                   --------- ---------
    Total assets                                   $ 18,357  $ 17,482
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt             $    346  $    323
  Accounts payable                                      874       803
  Accrued expenses                                      604       389
                                                   --------- ---------
    Total current liabilities                         1,824     1,515

Long-term debt, excluding current maturities          2,093     3,694
                                                   --------- ---------
    Total liabilities                                 3,917     5,209
                                                   --------- ---------

Stockholders' equity:
  Common Stock of $0.005 par value, shares
   authorized 25,000,000; shares issued and
   outstanding 20,714,246 at March 31, 2004 and
   18,316,701 at March 31, 2003                         104        92
  Additional paid-in capital                         27,141    25,418
  Accumulated other comprehensive income (loss) -
   foreign currency translation adjustments              30        (3)
Accumulated deficit                                 (12,835)  (13,234)
                                                   --------- ---------
    Total stockholders' equity                       14,440    12,273
                                                   --------- ---------

    Total liabilities and stockholders' equity     $ 18,357  $ 17,482
                                                   ========= =========

    CONTACT: Cyanotech Corporation
             Jeffrey H. Sakamoto, 808-326-1353
             jsakamoto@cyanotech.com
              or
             Guerrant Associates
             Laura Guerrant, 808-882-1467 (Investors and Media) lguerrant@guerrantir.com